MJOHN HANCOCK FUNDS II
                 John Hancock Global Real Estate Securities Fund
                      Managed by Deutsche Asset Management
                       For the Quarter Ended June 30, 2007
                        Procedures Pursuant to Rule 10f-3


(1)      Name of Underwriter & Syndicate Members
         Morgan Stanley, Citi, Merrill Lynch, CSFB, Lehman, DB, ABN Amro, Bnk of America, Bear Stearns, Goldman, JP Morgan, Lazard, UBS, Wachovia,
         Nikko,  Skandinaviska,  Wells Fargo,  Calyon,  Mizuho,  RBC,  Blaylock,
         Chapi, Sam. Ramirez, Muriel Sierbert, Stephens, Williams Capital, Chatsworth, Dominick and Dominick, Jackson, Loop, Toussaint

(2)      Name of Issuers
         Blackstone Group LP

(3)      Title of Securities
         BX

(4)      Date of First Offering
         06/20/2007

(5)      Amount of Total Offering
         $133,333,000

(6)      Unit Price of Offering
         $31.00

(7)      Underwriting Spread or Commission
         .7650

(8)      Years of Issuer's Operations
         1985-present

(9)      Trade Date
         06/21/2007

(10)     Portfolio Assets on Trade Date
         $17,922,683

(11)     Price Paid Per Unit
         $31.00

(12)     Total Price Paid by Portfolio
         $527,000.00

(13)     Total Price Paid by Portfolio plus total Price Paid
         For same Securities by other Sub Advised Portfolios
         $2,325,000.00

(14)     % of Portfolio Assets Applied to Purchase
         .29%